THIRD AMENDMENT TO PURCHASE AND SALE

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Third Amendment”) is made effective as of the 27th day of August, 2010, by and among GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Buyer”), CLC RE, LLC, a Virginia limited liability company (“CLC Seller”), and ALBEMARLE HEALTH INVESTORS, LLC, a Virginia limited liability company (“Albemarle Seller”, and together with CLC Seller, “Seller”).

WITNESSETH

A. Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated June 28, 2010 relating to seven (7) properties located in the State of Virginia, and the other property described therein (as previously amended, the “Agreement”).

B. Seller and Purchaser desire to amend the Agreement as provided in this Third Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. All capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

2. PURCHASE PRICE. Notwithstanding anything contained in the Agreement to the contrary (including without limitation Section 1(h) of the Agreement), for Buyer’s purposes in connection with financing its acquisition of a portion of the Property, the Purchase Price is allocated as follows:

(A)	Springs Property and Fincastle Property: $6,700,000.00; and

(B) Charlottesville Property, Willow Creek Property, Low Moor Property, Maple Grove Property, and Bland Property: $38,300,000.00.

3. MISCELLANEOUS. As amended by this Third Amendment, the parties hereto agree that the Agreement remains in full force and effect. This Third Amendment may be executed in multiple counterparts, each counterpart being executed by less than all of the parties hereto, and shall be equally effective as if a single original had been signed by all parties; but all such counterparts shall be deemed to constitute a single agreement, and this Third Amendment shall not be or become effective unless and until each of the signatory parties below has signed at least one such counterpart and caused the counterpart so executed to be delivered to the other party.

The remainder of this page is intentionally blank. Signatures follow on the next page.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first set.

“BUYER”:

GRUBB & ELLIS EQUITY ADVISORS, LLC

By: /s/ Andrea R. Biller
Andrea R. Biller
Executive Vice President

August 27, 2010

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first set forth above.

“SELLER”:

ALBEMARLE SELLER:

ALBEMARLE HEALTH INVESTORS, LLC

a Virginia limited liability company

By: /s/ James R. Pietrzak
James R. Pietrzak
Vice Chairman Manager

CLC SELLER:

CLC RE, LLC

By: CLC HEALTH INVESTORS, LLC
Its Sole Member

By: /s/ James R. Pietrzak
James R. Pietrzak
Vice Chairman Manager